SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Protein Design Labs, Inc.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒        No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

☐        Fee paid previously by written preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

PROTEIN DESIGN LABS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 14, 2001

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Protein Design Labs, Inc., a Delaware corporation (the "Company"), to be held on June 14, 2001 at 8:00 a.m. at the principal offices of the Company, located at 34801 Campus Drive, Fremont, California 94555, for the following purposes:

  To elect three Class III directors to hold office for a three-year term and until their respective successors are elected and qualified.

  To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 90,000,000 to 250,000,000.

  To approve an amendment to the Company's 1999 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

  To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

  To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 23, 2001 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

By Order of the Board of Directors

Douglas O. Ebersole
Secretary

Fremont, California

May 11, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

TABLE OF CONTENTS

PROXY STATEMENT

2001 ANNUAL MEETING OF STOCKHOLDERS

PROTEIN DESIGN LABS, INC.
34801 Campus Drive
Fremont, California 94555
(510) 574-1400

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PROTEIN DESIGN LABS, INC., a Delaware corporation (the "Company"), of Proxies for use at the annual meeting of stockholders to be held on June 14, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being distributed to stockholders on approximately May 11, 2001. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company's directors, officers and others to solicit Proxies, personally, by telephone or by the Internet. The Board may also arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Stockholders for the fiscal year ended December 31, 2000, including financial statements, is being distributed to stockholders concurrently with the distribution of this Proxy Statement.

VOTING RIGHTS

The voting securities of the Company entitled to vote at the annual meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 23, 2001 are entitled to notice of and to vote at the annual meeting. On that date, there were 43,664,717 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting.

All registered stockholders can vote by paper Proxy or by telephone by following the instructions included with their Proxy. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares. Registered stockholders and stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm participating in the ADP Investor Communication Services online program may vote electronically through the Internet. Instructions on Internet voting and Proxy distribution are available through the Company's website at www.pdl.com/investors. Signing and returning the Proxy or submitting the Proxy by telephone or through the Internet does not affect the right to vote in person at the annual meeting.

All shares represented by valid Proxies received prior to the annual meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described. Any stockholder giving a Proxy has the power to revoke it at any time before it is exercised, whether the Proxy was given by telephone, via the Internet or by returning the Proxy. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by making an authorized Internet or telephone communication on a later date in accordance with the instructions on the enclosed Proxy. It may also be revoked by appearing at the annual meeting and electing to vote in person.

PROPOSAL ONE
NOMINATION AND ELECTION OF DIRECTORS

The Company has a classified Board of Directors consisting of two Class I, one Class II and three Class III directors who will serve until the annual meetings of stockholders to be held in 2002, 2003 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire as of that annual meeting.

The terms of the current Class III directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class III directors of the Board at the meeting. Management's nominees for election by the stockholders to those three positions are Jürgen Drews, M.D., Laurence Jay Korn, Ph.D., and Max Link, Ph.D. the current Class III members of the Board. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 2004 and until their successors are duly elected and qualified. If any nominee(s) declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the Proxies may be voted for such substitute nominee(s) as the Board may recommend in place of such nominee(s).

If a quorum is present and voting, the three nominees for Class III directors receiving the highest number of votes will be elected as Class III directors. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes", will be counted as present in determining if a quorum is present.

Certain information concerning the current directors as of December 31, 2000, including the Class III nominees to be elected at this meeting, is set forth below.

Nominee/Director	Positions with the Company	Age	Director Since
Class III directors nominated for election at the 2001 Annual Meeting of Stockholders
Jürgen Drews, M.D.	Director	67	1997
Laurence Jay Korn, Ph.D.	Chief Executive Officer, Chairperson of the Board	51	1986
Max Link, Ph.D.	Director	60	1993
Class I directors whose terms expire at the 2002 Annual Meeting of Stockholders
George M. Gould, Esq.	Director	63	1989
Jon S. Saxe, Esq.	Director, Consultant	64	1989
Class II director whose term expires at the 2003 Annual Meeting of Stockholders
Cary L. Queen, Ph.D.	Senior Vice President and Vice President, Research, Director	50	1987

Jürgen Drews, M.D., has been a director of the Company since February 1997. Since March 1998, Dr. Drews has served as a contributing advisor to OrbiMed Advisors LLC. Dr. Drews served as President, Global Research and as a member of the Executive Committee of the Roche Group from January 1996 to December 1997. From January 1991 to December 1995, Dr. Drews served as President, International Research and Development and as a member of the Executive Committee for the Roche Group. Prior to that time, Dr. Drews served as Chairman of the Research Board and member of the Executive Committee for F. Hoffmann-La Roche Ltd. from April 1986 to December 1990. Dr. Drews served as Head of International Pharmaceutical Research and Development for Sandoz Ltd. from January 1982 to July 1985. Dr. Drews also serves as a managing partner of the Health Innoventure Fund LLC of Bear, Stearns & Co. Inc. since January 2001 and as the Chairman of International BM Biomedicine Holdings, Inc. since October 1997. Dr. Drews is also a director of MorphoSys GmbH, Genomics Pharmaceutical Company, Human Genome Sciences, Inc., Exelixis, Inc. and Genaissance Pharmaceuticals, Inc.

George M. Gould, Esq., has been a director of the Company since October 1989. Since June 1996, Mr. Gould has served as of counsel to the law firm Gibbons, Del Deo, Dolan, Griffinger & Vecchione. From May 1996 to December 1996, Mr. Gould was a Senior Vice President of PharmaGenics, Inc. Prior to that time Mr. Gould served as Vice President, Licensing & Corporate Development and Chief Patent Counsel for Hoffmann-La Roche Inc. ("Roche") from October 1989 to May 1996.

Laurence Jay Korn, Ph.D., has been a director and Chairperson of the Board since July 1986 and has served as Chief Executive Officer since January 1987. Previously, Dr. Korn headed a research laboratory and served on the faculty of the Department of Genetics at the Stanford University School of Medicine from March 1981 to December 1986. Dr. Korn received his Ph.D. from Stanford University and was a Helen Hay Whitney Postdoctoral Fellow at the Carnegie Institution of Washington and a Staff Scientist at the MRC Laboratory of Molecular Biology in Cambridge, England, before becoming an Assistant Professor at Stanford.

Max Link, Ph.D., has been a director of the Company since June 1993. Dr. Link served as the Chief Executive Officer of Boehringer Mannheim -- Therapeutics from October 1993 to May 1994 and as the Chief Executive Officer of Corange Ltd. from May 1993 to May 1994. Dr. Link served as the Chairman of Sandoz Pharma Ltd. from April 1992 to April 1993. Dr. Link served in various management positions at Sandoz Ltd. and Sandoz Pharmaceuticals Corporation from October 1971 to April 1992. Dr. Link also serves as the Chairman of Sulzer Medica Ltd since April 2001 and is also a director of Access Pharmaceuticals, Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., CytRx Corp., Discovery Laboratories, Inc., Human Genome Sciences, Inc., Osiris Therapeutics, Inc., and Celsion Corporation.

Cary L. Queen, Ph.D., has been a director since January 1987 and has served as Vice President, Research, since April 1989 and as Senior Vice President since June 1993. Previously, Dr. Queen held positions at the National Institutes of Health from 1983 to 1986, where he studied the regulation of genes involved in the synthesis of antibodies. Dr. Queen received his Ph.D. in Mathematics from the University of California at Berkeley and subsequently served as an Assistant Professor of Mathematics at Cornell University.

Jon S. Saxe, Esq., has been a director of the Company since March 1989. Since May 2000, Mr. Saxe has served as a consultant to the Company. From May 1999 to April 2000, Mr. Saxe served as Senior Advisor to the Chief Executive Officer of the Company. From January 1995 to April 1999, Mr. Saxe served as President of the Company. Mr. Saxe was a consultant to the Company from June 1993 to December 1994. He has served as President of Saxe Associates since May 1993. Mr. Saxe is also a director of Incyte Genomics Inc., Questcor, Inc., First Horizon Pharmaceuticals, Inc., InSite Vision, Inc., SciClone Pharmaceuticals, Inc. and ID Biomedical Corporation. Mr. Saxe received his B.S.Ch.E. from Carnegie-Mellon University, his J.D. from George Washington University School of Law and his LL.M. from New York University School of Law.

Meetings of the Board of Directors and its Audit and Compensation Committees

During the 2000 fiscal year, the Board held seven meetings. During that period, the Audit Committee of the Board held four meetings and the Compensation Committee of the Board held two meetings. The Company does not have a Nominating Committee of the Board. Attendance by the directors at meetings held in the Company's 2000 fiscal year was 95% for the Board, 100% for the Audit Committee and 100% for the Compensation Committee. Dr. Jürgen Drews attended 71% of the Board meetings in 2000.

The Audit Committee consists of two members. The members of the Audit Committee are George M. Gould and Max Link. The functions of the Audit Committee include (i) recommending the independent auditors to the Board, (ii) obtaining from the independent auditors a written statement addressing their independence with respect to the Company, (iii) reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, (iv) reviewing the accounting and reporting principles applied by the Company in preparing its financial statements, (v) reviewing the internal financial, operating and accounting controls and finance and accounting personnel of the Company with the independent auditors, (vi) overseeing compliance with the Foreign Corrupt Practices Act, (vii) reviewing the Company's financial press releases with the auditors and management, (viii) reviewing and approving (or rejecting) any transaction that may present potential for conflict of interest, such as with the Company's officers, directors or significant stockholders, and (ix) reviewing and reassessing the Company's audit committee charter annually and at other times as conditions dictate. A copy of the charter of the Company's Audit Committee is appended at the end of this Proxy Statement.

The Compensation Committee consists of two members. The members of the Compensation Committee are George M. Gould and Max Link. The functions of the Compensation Committee include (i) designing and implementing competitive compensation policies to attract and retain key personnel, (ii) reviewing and formulating policy and determining or making recommendations to the Board regarding compensation of the Company's officers with respect to salaries, bonuses, and other compensation, (iii) administering the Company's 1991 and 1999 Stock Option Plans (the "Plans") and granting or recommending grants of stock options and shares of stock to the Company's executive officers and directors under the Plans and (iv) establishing and reviewing Company policies in the area of management perquisites.

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation ("Certificate"). The Certificate currently authorizes the issuance by the Company of up to 90,000,000 shares of Common Stock, $0.01 par value. However, as of December 31, 2000, 43,575,650 shares of the Company's Common Stock were issued and outstanding and 9,786,269 unissued shares of Common Stock were reserved for issuance under the Company's equity compensation plans and upon conversion of outstanding convertible subordinated notes, leaving 36,638,081 shares of Common Stock unissued and unreserved. In order to ensure sufficient shares of Common Stock will be available for issuance by the Company, the Board of Directors on April 27, 2001 approved, subject to stockholder approval, amending the Company's Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 90,000,000 to 250,000,000.

Purpose And Effect Of The Amendment

The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, provide equity incentives to employees and officers or other corporate purposes. A stock split of the outstanding Common Stock by the declaration and payment of a stock dividend by the Board would be contingent upon several factors, including the market price of the company's stock, the company's expectations about future performance, and the company's beliefs about general stock market trends. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. The Board of Directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ listing requirements. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

If the proposed amendment is approved by the stockholders, the first paragraph of Article Fourth of the Company's Certificate of Incorporation will be amended to read as follows:

"This Corporation is authorized to issue a total of two hundred sixty million (260,000,000) shares of stock in two classes designated Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of Preferred Stock this Corporation shall have authority to issue is ten million (10,000,000), par value one cent ($0.01) per share, and the total number of shares of Common Stock this Corporation shall have authority to issue is two hundred fifty million (250,000,000), par value one cent ($0.01) per share."

The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.01 per share and be of the same class of Common Stock as is currently authorized under the Certificate. The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock, except in connection with its existing stock option and purchase plans and in connection with the possible conversion of outstanding convertible subordinated notes.

Vote Required And Board Of Directors' Recommendation

The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that approval by the stockholders of this Proposal is not obtained, the Certificate of Incorporation will not be amended to increase the number of authorized shares of Common Stock.

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO THE COMPANY'S
1999 STOCK OPTION PLAN

At the annual meeting, the stockholders will be asked to approve an amendment to the Company's 1999 Stock Option Plan (the "1999 Plan") to increase the number of shares reserved for issuance thereunder by 2,000,000 shares. On April 29, 1999, the Board of Directors adopted the 1999 Plan to augment and ultimately replace the Company's 1991 Stock Option Plan (the "1991 Plan") when that plan expires or is otherwise terminated earlier by the Board. Currently, the 1999 Plan provides that the maximum number of shares issuable under the 1999 Plan is 1,850,000 shares of the Company's Common Stock. On April 27, 2001, the Board of Directors approved, subject to stockholder approval, amending the 1999 plan to increase the number of shares reserved for issuance under the Plan by 2,000,000 shares, to a total of 3,850,000 shares.

The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, the Company must continue to offer a competitive equity incentive program. As of April 27, 2001, only 807,646 shares remained available for future stock option grants under the 1991 Plan, and only 521,620 shares remained available for future stock option grants under the 1999 Plan, an amount that the Board believes may be insufficient to meet the Company's anticipated needs. When the 1991 Plan terminates, any shares then remaining available for grant or which subsequently become available upon the termination of options outstanding under the 1991 Plan, if any, will be added automatically to the 1999 Plan. The proposed amendment to the 1999 Plan is intended to ensure that the Company will continue to have available a reasonable number of shares for its stock option program. The Board believes that approval of this amendment is in the best interests of the Company and the stockholders because the availability of an adequate reserve of shares under the 1999 Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to the Company's success and in aligning their long-term interests with those of the stockholders.

Summary of the 1999 Plan

The following summary of the 1999 Plan is qualified in its entirety by the specific language of the 1999 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 1999 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's goals. The 1999 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant to employees, directors and consultants of nonstatutory stock options.

Shares Subject to 1999 Plan. If the proposed amendment is approved, a maximum of 3,850,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1999 Plan. Upon the termination of the 1991 Plan, any shares then remaining available for grant under that plan or which would otherwise become available for grant under the 1991 Plan upon the subsequent cancellation, termination or expiration of options outstanding under that plan will be added automatically to the number of shares authorized for issuance under the 1999 Plan. However, no more than 3,850,000 shares will be cumulatively available under the 1999 Plan for issuance upon the exercise of incentive stock options. Appropriate adjustments will be made to the shares subject to the 1999 Plan, the foregoing limit on incentive stock option shares, the "Grant Limit" described below and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled, or if unvested shares acquired pursuant to an option are repurchased by the Company, under the 1999 Plan the terminated or repurchased shares will be returned to the 1999 Plan and again become available for grant.

To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the 1999 Plan, such plan is designed to qualify the compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the 1999 Plan limits the number of shares for which options may be granted to any employee. Under this limitation, no employee (or prospective employee) may be granted options for more than 800,000 shares in any fiscal year (the "Grant Limit"). The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

Administration. The 1999 Plan may be administered by the Board or, if the Board appoints a committee, a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the 1999 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The Board will interpret the 1999 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1999 Plan or any option.

Eligibility. Options may be granted under the 1999 Plan to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective employees, directors or consultants in connection with written offers of employment, directorship or consulting relationship, provided that no shares may be purchased prior to such person's commencement of service. As of March 30, 2001, the Company had approximately 327 employees, including 12 officers, 6 directors (2 of whom are officers) and 27 consultants who would be eligible under the 1999 Plan. The Company generally does not grant stock options to consultants. Moreover, while any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

Terms and Conditions of Options. Each option granted under the 1999 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1999 Plan. Options will have an exercise price as determined by the Board, provided that all incentive stock options must have an exercise price at least equal to the fair market value of a share of the Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of March 30, 2001, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $44.50 per share.

The 1999 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of Common Stock owned by the optionee for a period of at least six months and having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee; by such other lawful consideration as may be approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision to the Company for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board. The maximum term of an incentive stock option granted under the 1999 Plan is ten years, provided that an incentive stock option granted to any Ten Percent Stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee's termination of service. However, if such termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months.

Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the 1999 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

Change in Control. The 1999 Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. However, if an outstanding option is not assumed or replaced, the 1999 Plan provides that its vesting and exercisability will be accelerated effective ten days prior to the Change in Control to such extent, if any, as specified by the Board in the option agreement. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate. In addition, the 1999 Plan provides that if, within 12 months following a Change in Control, the optionee's service is involuntarily terminated without cause (as defined in the 1999 Plan) or constructively terminated (as defined in the 1999 Plan), then generally the vesting and exercisability of the option will be accelerated to such extent, if any, as may be specified by the Board in the option agreement, and the option will remain exercisable for six months after the date of the optionee's termination of service (but not beyond the option's expiration date).

Termination or Amendment. The 1999 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under such plan have been issued and all restrictions on such shares under the terms of the 1999 Plan and the agreements evidencing options granted under such plan have lapsed, provided that all incentive stock options must be granted within ten years of the effective date of the 1999 Plan. The Board may terminate or amend the 1999 Plan at any time. However, without stockholder approval, the Board may not amend the 1999 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Amended Plan Benefits

Future grants under the 1999 Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 1999 Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 1999 Plan if the proposed amendment to the 1999 Plan is approved by the stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that approval by the stockholders of this Proposal is not obtained, the 1999 Plan will not be amended to increase the number of shares that may be issued under the 1999 Plan.

Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, with abstentions having the same effect as a negative vote and broker non- votes having no effect on the outcome of the vote.

PROPOSAL FOUR
APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 2001. Ernst & Young LLP (or its predecessors) has acted in such capacity since its appointment for fiscal 1986.

During fiscal year 2000, the aggregate fees billed by Ernst & Young LLP for professional services for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Forms 10-Q for 2000 were approximately $110,000. No amounts were billed by Ernst & Young LLP to the Company for financial information systems design and implementation services. The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP for 2000 were approximately $190,000. Such aggregate fees were incurred in connection with tax consultation and services with respect to debt and equity offerings by the Company during 2000. No consulting services were performed by Ernst & Young LLP for the Company during 2000. The Audit Committee did not consider whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that ratification by the stockholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 2000 by (i) each person who is known by the Company, based on the records of the Company's transfer agent and relevant documents filed with the U.S. Securities and Exchange Commission ("SEC"), to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each member of the Board, (iii) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 2000 ("Named Executive Officers"), and (iv) all members of the Board and executive officers of the Company as a group. Unless otherwise specified, the address of each named individual is the address of the Company.

Name of Beneficial Owner or Group and Nature of Beneficial Ownership[1]	Amount of Beneficial Ownership	Percent of Common Stock Outstanding
FMR Corp.[2] 82 Devonshire Street Boston, MA 02109	6,356,592	14.59%
American Century Investment Management, Inc. [3] 4500 Main Street P.O. Box 418210 Kansas City, MO 64141-9210	2,897,600	6.65%
Laurence Jay Korn, Ph.D.[4]	1,002,762	2.30%
Daniel J. Levitt, M.D., Ph.D.[5]	45,143	*
Douglas O. Ebersole[6]	30,865	*
Cary L. Queen, Ph.D.[7]	1,303,746	2.99%
Robert L. Kirkman, M.D.[8]	8,750	*
Jürgen Drews, M.D. [9]	23,000	*
George M. Gould[10]	56,000	*
Max Link, Ph.D.[11]	37,834	*
Jon S. Saxe[12]	162,590	*
All directors and executive officers as a group (16 persons) [4,5,6,7,8,9,10,11,12,13]	2,716,234	6.23%

* Less than 1%

1 Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

2 Based solely on Schedule 13G as filed with the SEC, FMR Corp. has sole dispositive power with respect to 6,356,592 shares, of which it has sole voting power with respect to 414,823 shares.

3 Based solely on Schedule 13G as filed with the SEC by American Century Investment Management, Inc. ("ACIMI") on its behalf and on behalf of American Century Mutual Funds, Inc. ACIMI has sole dispositive power and sole voting power with respect to 2,897,600 shares.

4 Includes 538,615 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000. Also includes 20,000 shares held as separate property by Dr. Korn's spouse with respect to which Dr. Korn disclaims beneficial ownership.

5 Includes 43,584 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

6 Includes 27,444 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

7 Includes 276,246 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000. Also includes 4,000 shares held in trusts for the benefit of certain of Dr. Queen's relatives with respect to which Dr. Queen disclaims beneficial ownership.

8 Includes 8,750 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

9 Includes 23,000 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

10 Includes 56,000 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

11 Includes 3,000 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

12 Includes 148,750 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2000.

13 Total includes all directors and officers who served in that capacity as of December 31, 2000 and 1,169,405 shares issuable upon the exercise of options beneficially owned by such directors and officers which are currently, or which will become, exercisable within 60 days after December 31, 2000.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

Certain information with respect to the Company's executive officers as of December 31, 2000, except as otherwise noted, is set forth below. See "NOMINATION AND ELECTION OF DIRECTORS" for information regarding Drs. Korn and Queen, two of the Company's executive officers.

Daniel J. Levitt, M.D., Ph.D., has served as President, Research and Development of the Company since May 2000. Dr. Levitt served as Senior Vice President, Clinical and Regulatory Affairs of the Company from November 1996 to April 2000. From February 1995 to October 1996 he served as Vice President of Drug Development and Chief Medical Officer of Geron Corporation. From January 1990 until January 1995, Dr. Levitt held various positions at Sandoz Pharma Ltd., most recently as Worldwide Head of Oncology Clinical Research and Development. From 1986 to 1990, Dr. Levitt held various positions with Roche, including Director of Clinical Oncology and Immunology. He received post-graduate training at Yale-New Haven Hospital and the University of Alabama Birmingham Medical School. Dr. Levitt holds an M.D. and Ph.D. from the University of Chicago Pritzker School of Medicine.

Douglas O. Ebersole has served as the Company's Senior Vice President, Legal and Licensing since April 1999. In addition, Mr. Ebersole has served as the Company's Secretary since July 1992, and from July 1992 to April 1999 and again from April 2000, Mr. Ebersole served as the Company's General Counsel. From April 1996 until April 1998, Mr. Ebersole served as Vice President, Licensing and Corporate Services, and from April 1998 to April 1999, he served as Senior Vice President, Legal, Licensing and Corporate Services, in addition to his positions as General Counsel and Secretary. Prior to joining the Company, he served first as Associate General Counsel and later as General Counsel at NeXT Computer, Inc. Prior to joining NeXT in 1989, he was a partner in the corporate department of the law firm Ware & Freidenrich. Mr. Ebersole received his J.D. from Stanford Law School.

William R. Benjamin, Ph.D., has served as the Company's Vice President, Drug Discovery since July 1997. Prior to joining the Company, from November 1982 to June 1997, Dr. Benjamin was an employee of Roche, most recently serving as Vice President of Inflammation and Autoimmune Diseases. At Roche, Dr. Benjamin was responsible for leading the drug discovery activities of a multidisciplinary research department in the areas of inflammatory and immune-based diseases. From January 1981 to November 1982, Dr. Benjamin was a postdoctoral fellow at the National Institute of Dental Research at the National Institutes of Health. Dr. Benjamin received his Ph.D. from the University of South Florida, College of Medicine.

Christine C. Booker has served as the Company's Vice President, Quality and Compliance since February 1996. Prior to joining the Company, from February 1995 through January 1996, Ms. Booker served as a consultant to the Company. From August 1994 to July 1996, Ms. Booker served as the principal consultant for Booker Associates. From March 1992 to October 1994, Ms. Booker served as Director, Quality Assurance for Synergen, Inc. From October 1980 to February 1992, Ms. Booker served in various positions at Genentech, Inc., including Associate Director, Technical Operations. Ms. Booker received her B.S. in Chemistry from DePaul University.

Frances G. Charlson has served as the Company's Vice President, Human Resources since April 2000. In addition, Ms. Charlson has served in increasing positions of responsibility in the Company's Human Resources Department since joining the Company in October 1992. Prior to joining the Company, she worked at Alza Corporation for six years in Human Resources and subsequently, she worked in Human Resources at Scios Inc. Ms Charlson is a Certified Compensation Professional from WorldatWork (formerly the American Compensation Association). Ms. Charlson received her B.S. in Public Relations from San Jose State University.

D. Scott Geyer has served as the Company's Vice President, Technical Development since April 1998. Prior to that time, Mr. Geyer served as the Company's Senior Director, Technical Operations from July 1997 to March 1998. Prior to joining the Company in July 1996, Mr. Geyer held various positions with the Ares-Serono Group from April 1987 to June 1996, most recently as Executive Director, Process Development at Ares Advanced Technology, Inc. Prior to that time, Mr. Geyer served in various positions at Ares Advanced Technology, Inc. from August 1994 to June 1996. Mr. Geyer received his B.S. in Microbiology from the University of Southwestern Louisiana and his M.S. in Veterinary Microbiology from Texas A&M University.

Peter H. Grassam has served as the Company's Vice President, Manufacturing and General Manager of the Company's Plymouth, Minnesota facility since January 1998. From September 1993 to January 1998, Mr. Grassam served as the Vice President of Operations and General Manager at the Smithfield site of Alpha Beta Technology, Inc., and as the Vice President of Operations at Serono Laboratories, Inc., from January 1992 to September 1993. Mr. Grassam received his Bachelor of Pharmacy from the University of London and received his post graduate certification at Groby Road Hospital in England. Mr. Grassam is a Member of the Royal Pharmaceutical Society of Great Britain and the American Pharmaceutical Association.

Robert L. Kirkman, M.D., has served as the Company's Vice President, Business Development and Corporate Communications since July 1998. Prior to joining the Company, Dr. Kirkman served as the Chief of the Division of Transplantation at Brigham and Women's Hospital from 1992 to 1998. Dr. Kirkman was appointed to the position of Associate Professor of Surgery at Harvard Medical School from 1987 to 1998 and served as an Associate in Surgery at Massachusetts General Hospital from 1995 to 1998. Dr. Kirkman holds an M.D. from Harvard Medical School and received his post-graduate training at Peter Bent Brigham Hospital and Brigham and Women's Hospital.

Corine K. Klingbeil, Ph.D., has served as the Company's Vice President, Preclinical Development since April 2000. Prior to that time, Dr. Klingbeil served as the Company's Senior Director, Preclinical Development from March 1995 to April 2000, and as Director, Preclinical Development from January 1993 until March 1995. Dr. Klingbeil was previously department head and later Director, Preclinical Sciences and Development at Scios. After receiving her Ph.D. at the University of California at Santa Barbara, Dr. Klingbeil was a postdoctoral fellow at the University of California at San Francisco from 1983 to 1986.

Jaisim Shah has served as the Company's Vice President, Marketing since August 2000. Prior to joining the Company, he served in various marketing management positions at Bristol Myers Squibb, most recently as Vice President, Marketing, for U.S. Pharmaceutical Group, Infectious Diseases. He joined Roche Laboratories in 1991 as Product Director for biotech oncology products for the U.S. market. He then became Global Business Leader for oncology and virology, based in Basel, Switzerland, for Roche in 1993. He received his M.A. in International Economics from the University of Akron and an M.B.A. in Marketing from Oklahoma University.

Compensation of Executive Officers

The following table sets forth information concerning the compensation of the Named Executive Officers, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000, during the fiscal years ended December 31, 2000, 1999, and 1998:

SUMMARY COMPENSATION TABLE
	Annual Compensation[1]				Long-Term Compensation Awards
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Underlying Options (#)[2]	All Other Compensation ($)[3]

Laurence Jay Korn Chief Executive Officer	2000 1999 1998	444,463 421,129 398,521	-- -- --	-- -- --	250,000 200,000 100,000	2,000 -- --
Daniel J. Levitt President, Research and Development	2000 1999 1998	336,949 292,130 272,413	50,000 -- --	-- 45,667[4] 50,590[4]	82,000 92,000 60,000	2,000 -- --
Douglas O. Ebersole Senior Vice President, Legal and Licensing	2000 1999 1998	313,993 289,703 268,734	50,000 -- --	-- -- --	62,000 129,500 97,500	2,000 -- --
Cary L. Queen Senior Vice President and Vice President, Research	2000 1999 1998	316,262 297,500 285,066	-- -- --	-- -- --	50,000 50,000 50,000	-- -- --
Robert L. Kirkman Vice President, Business Development and Corporate Communications	2000 1999 1998	285,096 273,105 120,580	-- -- 40,000	2,272[5] 2,272[5] --	16,000 -- 60,000	1,668 -- --

1 Compensation deferred at the election of the executive officer under the Company's 401(k) Plan is included in the year earned. Includes life insurance premiums paid by the Company.

2 All numbers of securities underlying options are adjusted to reflect a two-for-one stock split which was effective August 23, 2000.

3 Reflects company matching 401(k) contributions.

4 Compensation due to forgiveness of a portion of the principal and interest from a relocation and housing loan to Dr. Levitt provided in connection with his joining the Company in 1996.

5 Compensation due to forgiveness of a portion of the interest from a relocation and housing loan to Dr. Kirkman provided in connection with his joining the Company in 1998.

Stock Options Granted in Fiscal 2000

The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 2000 to the Named Executive Officers:

OPTION GRANTS IN THE LAST FISCAL YEAR1
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[5]
Name	Number of Securities Underlying Options Granted (#)[2,3]	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh)[4]	Expiration Date	5% ($)	10% ($)
Laurence Jay Korn	250,000	14.9	42.03	4/20/10	6,608,307	16,746,747
Daniel J. Levitt	62,000 20,000	3.7 1.2	42.03 83.38	4/20/10 6/29/10	1,638,860 1,048,682	4,153,193 2,657,566
Douglas O. Ebersole	62,000	3.7	42.03	4/20/10	1,638,860	4,153,193
Cary L. Queen	50,000	3.0	42.03	4/20/10	1,321,661	3,349,349
Robert L. Kirkman	16,000	1.0	42.03	4/20/10	422,932	1,071,792

1 All numbers of securities underlying options and exercise prices are adjusted to reflect a two-for-one stock split which was effective August 23, 2000.

2 Options granted vest over a four year period at the rate of one fourth one year after the date specified at the time of grant (typically the hire date or an anniversary of the hire date) and 1/48 per month thereafter for each full month of the optionee's continuous employment with the Company. Only vested shares are exercisable. All outstanding options held by employees have terms of ten years. The Company has never granted any Stock Appreciation Rights and references to this security are omitted.

3 Under the 1991 and 1999 Stock Option Plans, the Board retains some discretion to modify the terms of outstanding options; see "Change of Control Arrangements, Termination of Employment Arrangements."

4 All options granted to employees were granted at market value on the date of grant.

5 Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the optionholder's continued employment through the vesting period. Any amounts reflected in this table may not necessarily be achieved. As an illustration of the effects such assumed appreciation would have on a stockholder's investment, one share of stock purchased at $86.875 in 2000 (closing price as of December 31, 2000) would yield profits of $54.64 per share at 5% appreciation per year over ten years or $138.46 per share at 10% appreciation per year over the same period. The "potential realizable values" in this table are calculated using the exercise price of the stock options and assuming 5% or 10% appreciation per year from that price over the ten year term of the options granted.

Option Exercises and Fiscal 2000 Year End Values

The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 2000, and unexercised options held as of December 31, 2000, by the Named Executive Officers:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END VALUES1,2
			Number of Securities Underlying Unexercised Options at 12/31/00(#)[3]		Value of Unexercised In-the-Money Options at 12/31/00($)[4]
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Unexercisable	Exercisable	Unexercisable	Exercisable
Laurence Jay Korn	271,800	19,868,608	383,335	444,865	21,358,323	33,701,889
Daniel J. Levitt	179,582	6,913,990	197,209	37,209	11,183,255	2,840,441
Douglas O. Ebersole	98,662	5,213,637	208,602	19,236	10,504,899	1,440,338
Cary L. Queen	165,000	11,693,971	90,834	254,166	5,290,192	19,314,496
Robert L. Kirkman	15,000	956,666	39,750	6,250	2,532,891	477,734

1 All numbers of securities underlying options and exercise prices are adjusted to reflect a two-for-one stock split which was effective August 23, 2000.

2 The Company has never granted any Stock Appreciation Rights and references to this security are omitted.

3 See footnote 2 of the "OPTION GRANTS IN THE LAST FISCAL YEAR" table for information concerning the vesting provisions of these stock options. In addition, certain options granted in August 1999 vest over a two year period that began in September 1999, and during that period the vesting of certain previously granted options has been suspended.

4 Based on a value of $86.88 which was the closing price of the Company's Common Stock as of December 31, 2000.

Compensation of Directors

As of December 31, 2000, each director who is not an employee of the Company was authorized to receive cash compensation in the amount of $3,000 each fiscal quarter, and an additional $3,000 per year for each committee membership, or such other amount as the Board may approve, and may be reimbursed for expenses incurred in attending each Board and committee meeting.

As of December 31, 2000, the Company's Outside Directors' Stock Option Plan (the "Directors' Plan") provided for the initial automatic grant of an option to purchase 60,000 shares of the Company's Common Stock to each director of the Company who is not an employee of the Company ("Outside Directors"). The Directors' Plan also provides for a subsequent grant to Outside Directors to purchase 60,000 shares of the Company's Common Stock on the date five years from the date of the initial grant and every fifth anniversary thereafter. Options under the Directors' Plan are granted at the fair market value of the Company's Common Stock on the date of grant and vest as to 1/60 of the shares subject to the option per month until such time as the optionee ceases to be a director for any reason. Options granted under the Directors' Plan to date have terms of either 6 or 10 years from the date of grant.

Change of Control Arrangements, Termination of Employment Arrangements

Options issued to full-time employees under any of the Company's stock options plans contain provisions pursuant to which an additional 25% of the total number of options subject to vesting under any outstanding employee stock option agreement will vest if either (a) in connection with a "transfer of control," an acquiring corporation fails to assume the outstanding option or to substitute a substantially equivalent option for the acquiring corporation's stock, or (b) within one year following a "transfer of control," the option holder is either terminated by the Company or its successor without cause or resigns from employment within a reasonable time following "constructive termination."

Under the terms of the Directors' Plan, in the event of the sale, dissolution, or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation or in which the stockholders of the Company immediately before such event beneficially own, directly or indirectly, less than 50% of the voting securities of the surviving corporation immediately after such event, and if the surviving corporation does not assume or substitute new options for the outstanding options, the Board may, but is not obligated to, provide that any unexercisable and/or unvested portion of the outstanding options shall be immediately exercisable and vested. Any options which are neither assumed nor substituted for by the acquiring corporation nor exercised as of the date of the transfer of control shall terminate effective as of the date of the transfer of control.

Compensation Committee Interlocks and Insider Participation

George M. Gould served as a member of the Board's Compensation Committee during the entire year ended December 31, 2000. During 2000, the Company retained the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a law firm in which Mr. Gould is of counsel, to provide representation on a small real estate matter on behalf of the Company.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION1

The Compensation Committee (the "Committee") for 2000 was composed of two non-management directors of the Board of Directors (the "Board"). The Committee is responsible for administering the policies governing annual compensation of executive officers, and after considering the performance of the Company's executive officers, recommending to the Board the grant of stock options to eligible executive officers under the Company's 1991 Stock Option Plan and 1999 Stock Option Plan (the "Plans"), and recommending to the Board the annual salary component of each executive officer's compensation. The Committee also has the authority to set the annual salary component, grant bonuses and grant stock options to executive officers under the Plans, if it so desires.

Compensation Policies

The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the industry, to motivate executives to achieve the Company's business and scientific objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses annual salary, stock option grants, and in certain circumstances, cash bonuses to meet these goals.

Compensation Components

Subject to approval by the Board, salaries and stock option grants for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and taking into consideration total compensation for comparable positions among companies in the Company's industry or in industries which employ individuals of similar education and background to the executive officer being recruited, salaries of and stock option grants to the other executive officers of the Company, the individual's experience, reputation in his or her industry and expected contributions to the Company. The Company conducts a focal performance review program instituted by the Company in 1997, which includes reviews by and comments from supervisors, peers and subordinates of the Company's executive officers. The Committee reviewed the performance of all executive officers for the year ended December 31, 1999 in early 2000. The Company's Human Resources staff provides the Committee with the results of the performance review program, compensation surveys and other data to enable the Committee to review the reasonableness of compensation paid to executive officers of the Company and to compare the Company's compensation package with compensation awarded by companies in the biotechnology and pharmaceutical industries.

The size of annual salary adjustments for individual executive officers are primarily based on the Committee's determination of the extent to which the Company has achieved its goals and an executive officer has met or exceeded individual goals, on information concerning compensation of individuals with comparable responsibilities at comparable companies in similar industries and on the compensation of other executive officers of the Company. Individual goals of executive officers are determined in consultation with management and generally relate to strategic goals within the responsibility of the executive officer, such as the identification of new research targets, the achievement of critical milestones in the Company's development of its products and capabilities, the ability to enter into new licensing and humanization arrangements using the Company's technology, the ability to obtain new products or additional product rights for existing products and the ability to recruit and retain qualified employees.

The Company's policy is that a significant component of the annual compensation of each executive officer be related to his or her individual performance and the performance of the Company. The Company has historically not awarded annual cash bonuses tied to such performance. The Company believes that the incentive provided by stock ownership and stock options is usually sufficient to motivate executive officers. However, the Compensation Committee decided that two executive officers should also each receive a cash bonus in recognition of the additional responsibilities taken on and the significant contributions by each of them during 1999. The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interest of employees with stockholders. The Company uses a merit-based stock option compensation program for all employees of the Company pursuant to which the Committee recommends stock option grants to executive officers annually.

During 2000, in accordance with the Company's program initiated in 1998 to consider stock option grants annually, the Committee considered and recommended to the Board additional stock option grants to eligible officers of the Company. The Board approved the recommended stock option grants with some modifications. In addition to the annual stock option grants, the Committee granted a stock option to one executive officer in connection with his promotion to President, Research and Development. All stock options granted by the Committee or recommended by the Committee for grant by the Board had an exercise price equal to the closing price of the Company's Common Stock as quoted on the Nasdaq Stock Market on the date of grant. The Committee believes that these stock options will provide value to the executive officer only when the price of the Company's Common Stock increases over the exercise price.

Chief Executive Officer's Compensation

The Chief Executive Officer's base salary and stock option grant for 2000 were recommended to the Board of Directors by the Committee based upon the Committee's subjective weighting and consideration of a number of factors, including the results of his performance review, the degree to which he met his individual goals (which related to the financial performance of the Company, based substantially on the Company's budget for 1999, maintenance of adequate cash reserves, the Company's ability to successfully enter into and maintain collaborative and licensing relationships with pharmaceutical and biotechnology companies, the scientific and clinical success of the Company's research efforts and the successful recruitment and retention of qualified individuals as employees of the Company) as reviewed by the Committee, the relative compensation level of the Chief Executive Officer compared to the compensation levels of the other executive officers of the Company and the compensation paid to other chief executive officers of a selected group of biotechnology companies which the Committee believed to be representative of the industry. The Chief Executive Officer's 2000 salary (including life insurance premiums paid by the Company) was $444,463, an increase from $421,129 in 1999. In addition, in accordance with the Company's program initiated in 1998 to consider stock option grants annually, in 2000 the Committee considered and recommended to the Board, and the Board approved, a stock option grant of 250,000 shares to the Chief Executive Officer at an exercise price equal to the closing price of the Company's Common Stock as quoted on the Nasdaq Stock Market on the date of grant.

_____________________

1 The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION COMMITTEE

George M. Gould
Max Link

REPORT OF THE AUDIT COMMITTEE1

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

The Company's management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with the Company's management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed the Company's audited financial statements with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61, as amended by SAS 90 (Audit Committee Communications), (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and discussed with Ernst & Young LLP their independence from the Company. The Audit Committee met with the independent auditors, Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors, effective as of June 14, 2000, a copy of which is attached as Appendix "A" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current Nasdaq listing standards.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Audit Committee and the Company's Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

_____________________

1 The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

AUDIT COMMITTEE

George M. Gould
Max Link

COMPARISON OF STOCKHOLDER RETURNS1

Comparison of Cumulative Total Return2 From January 1, 1996 through December 31, 2000.3

Protein Design Labs (PDL)
AMEX-Biotech (AMEX)
NASDAQ
750
700
650
600
550
500
450
400
350
300
250
200
150
100
50
0
12/31/95
6/30/96
12/31/96
6/30/97
12/31/97
6/30/98
12/31/98
6/30/99
12/31/99
6/30/00
12/31/00

	1/1/96	3/31/96	6/30/96	9/30/96	12/31/96	3/31/97	6/30/97
PDL	100	106	97	109	158	130	123
AMEX	100	101	105	105	108	104	107
NASDAQ	100	105	113	117	123	116	138

	9/30/97	12/31/97	3/31/98	6/30/98	9/30/98	12/31/98	3/31/99
PDL	168	173	170	104	104	100	65
AMEX	132	121	130	110	104	138	140
NASDAQ	161	151	176	181	164	213	238

	6/30/99	9/30/99	12/31/99	3/30/00	6/30/00	9/30/00	12/31/00
PDL	96	156	303	344	713	521	376
AMEX	160	189	293	374	482	575	474
NASDAQ	261	267	395	443	385	355	238

1 The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

2 Annual relative change in the cumulative total return on the Company's Common Stock with the Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the American Stock Exchange Biotechnology Index ("AMEX-Biotech"). AMEX-Biotech is calculated using equal dollar weighting methodology.

3 Assumes that $100.00 was invested on January 1, 1996, in the Company's Common Stock at the Company's closing sale price on December 31, 1995 and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director and each executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required by Section 16(a) of such act to report to the SEC by a specified date his or her transactions in the Company's securities. To the best of the Company's knowledge, all reports relating to stock ownership and such other reports required to be filed during 2000 under Section 16(a) by the Company's directors and executive officers were timely filed with the exception that a Form 5 was filed one day late for Dr. Levitt and a Form 4 was filed for Dr. Link with respect to a late filing in March 2001 with respect to an option exercise in 1997 and a sale in January 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be included in the Company's Proxy Statement for the next annual meeting of stockholders of the Company (i) must be received no later than January 11, 2002 by the Company at its offices at 34801 Campus Drive, Fremont, California 94555, and (ii) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's Proxy Statement for that meeting. Proposals of stockholders for matters to be voted on at the 2002 annual meeting of stockholders that are not included in the Company's Proxy Statement for the next annual meeting of stockholders of the Company which are received by the Company after January 11, 2002 but before March 28, 2002 will be considered untimely for inclusion in the Proxy Statement but the Company may exercise discretionary authority in determining whether to vote on such proposals at the 2002 annual meeting of stockholders. In any event, proposals received on or after March 28, 2002 will be considered untimely.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Douglas O. Ebersole
Secretary

Dated: May 11, 2001

APPENDIX A

PROTEIN DESIGN LABS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Protein Design Labs, Inc. (the "Corporation"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board of Directors upon (i) the financial reports and other financial information provided by the Corporation to any governmental body or to the public, (ii) the Corporation's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established and (iii) the Corporation's auditing, accounting and financial reporting processes in general. In order to further its mission the Committee shall:

    Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.
    Review and appraise the audit efforts and ensure the independence of the Corporation's auditors.
    Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

The Corporation's independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Corporation's stockholders, and as representatives the Board of Directors and the Committee have the ultimate authority and the responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder ratification in any proxy statement). The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board of Directors from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of two or more directors (or, effective on and after June 14, 2001, three or more directors) as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

    is not an employee of the Corporation or its affiliates and has not been employed by the Corporation or its affiliates within the past three years;
    is not a member of the immediate family of a person who is currently employed by the Corporation or any of its affiliates or who has been so employed during the past three years;
    has not accepted more than $60,000 in compensation from the Corporation or any of its affiliates during the previous fiscal year (excluding compensation and the related benefits for service on the Board of Directors, benefits under a tax-qualified retirement plan and non-discretionary compensation);
    has not been a partner, controlling stockholder or an executive officer of any for-profit business organization to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed 5% of the consolidated gross revenues of the Corporation or the business organization for that year, or $200,000, whichever is more, in any of the past three years; and
    is not an executive of another entity where any of the Corporation's current executives serve on that entity's Compensation Committee.

All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a chairperson is elected by the full Board of Directors, the members of the Committee may designate a chairperson by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be privately discussed. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Corporation's financial statements.

IV. PROCESSES

To fulfill its responsibilities and duties the Committee shall:

A. Documents/Reports to Review

1. Review and discuss the Corporation's annual audited financial statements with management and the independent auditors prior to the filing of the Corporation's Form 10-K and provide a recommendation to the Board of Directors concerning whether such annual audited financial statements should be included in the Corporation's Form 10-K for the corresponding fiscal year. As part of this review, the Committee shall discuss with the independent auditors the results of the annual audit and any matters required to be discussed with the Committee under generally accepted auditing standards, including those pursuant to the Statement on Auditing Standards No. 61, including the independent auditors' judgment about the quality, not just acceptability, of accounting principles as applied in the Corporation's financial reporting, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall issue a report annually for inclusion in the Corporation's proxy statement in accordance with Securities and Exchange Commission regulations.

2. Review and discuss the interim financial statements with management and the independent auditors prior to the filing of the Corporation's Form 10-Qs. As part of this review, the Committee shall discuss with the independent auditors the results of the quarterly review and any matters required to be discussed with the Committee under generally accepted auditing standards, including those pursuant to the Statement on Auditing Standards No. 71.

3. Review, modify if necessary, and approve (or reject) all press releases reporting the financial results of the Corporation.

4. Review and approve (or reject) related party transactions for potential conflicts of interests including, any transaction involving the Corporation in which any director or officer has a material financial interest, including without limitation any agreements involving any director or officer of the Corporation or any entity in which a director or officer of the Corporation owns 10% or more of the outstanding voting interest in such entity, in which either: (a) material payments are to be made by the Corporation, or (b) goods of material value are to be supplied to or received from the Corporation. The review shall not include compensation transactions or matters subject to review by the Compensation Committee.

5. Review and reassess this Charter's adequacy annually and at other times as conditions dictate.

B. Independent Auditors

1. Recommend to the Board of Directors the selection of the independent auditors.

2. Obtain from the independent auditors a written statement delineating all relationships between the independent auditors and the Corporation, and discuss with the independent auditors any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

3. Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

4. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

5. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

C. Financial Reporting Processes

1. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

2. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

4. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

5. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

D. Ethical and Legal Compliance

1. Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

2. Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

3. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

4. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

5. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protein Design Labs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			PDLINC		KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PROTEIN DESIGN LABS, INC.
Vote On Proposals

A vote FOR all directors and matters submitted is recommended by the Board of Directors:
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

1. ELECTION OF DIRECTORS listed below: Nominees: 01) Jürgen Drews, M.D. 02) Laurence Jay Korn, Ph.D. 03) Max Link, Ph.D.
		0	0	0

						For	Against	Abstain

2. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 90,000,000 to 250,000,000.						0	0	0

3. To approve an amendment to the Company's 1999 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.						0	0	0

4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.						0	0	0

EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THE PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK WILL BE REPRESENTED AT THE MEETING.

Please sign exactly as names appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

PROXY

PROTEIN DESIGN LABS, INC.

Proxy for Annual Meeting of Stockholders, June 1~~4~~ , 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints Laurence Jay Korn and Douglas O. Ebersole, and each of them, as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Protein Design Labs, Inc. (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at the Company's principal offices, located at 34801 Campus Drive, Fremont, California 94555, on Thursday, June 14, 2001 at 8 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified, and if no specification is made, such shares shall be voted FOR the proposals listed on the reverse side.

The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting, (b) accompanying Proxy Statement and (c) an Annual Report of the Company for the fiscal year ended December 31, 2000, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE